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                                                                     Exhibit 4.1




                             OFFICERS' CERTIFICATE


         We, Bruno A. Marszowski and Meilee Smythe, do hereby certify that we are the duly elected Senior Vice President-Controller and Vice President-Assistant Treasurer, respectively, of FINOVA Capital Corporation, a Delaware corporation (formerly known as Greyhound Financial Corporation) (the "Company"). We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent on July 31, 1992 and March 25, 1994 and resolutions of the Pricing Committee thereof duly adopted on June 5, 1995, a series of the Company's Debt Securities, entitled "6.45% Notes Due June 1, 2000", is hereby established pursuant to Section 2.02 of the Indenture dated as of September 1, 1992 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A.; and that said series shall have the following terms and provisions (unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to them in the Indenture);

                 1. the title of these securities, which shall constitute a separate series of Securities under the Indenture, shall be the "6.45% Notes Due June 1, 2000" (the "Notes");

                 2. the aggregate principal amount of Notes which may be outstanding is $125,000,000 (except as otherwise provided in Section 2.06, 2.08 or 13.05 of the Indenture);

                 3.       the principal amount of the Notes is payable on June
                          1, 2000;

                 4. interest on the Notes shall accrue at a fixed rate as more fully described in the attached form of Note. The Notes will bear interest from June 9, 1995, and such interest will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 1995 (each, an "Interest Payment Date").
         The Record Dates with respect to the Notes shall be each May 16 and November 16, respectively, whether or not a Business Day, preceding the relevant Interst Payment Date. If any Interest Payment Date is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day. Interest on the Notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.

                 5. principal of and interest on the Notes will be payable in immediately available funds at the office of the Trustee in The City of New York designated for such purpose.
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                 6.       the Notes are not redeemable at the option of the
         Company prior to the Stated Maturity of the principal thereof and will not be subject to any sinking fund.

                 7. the entire principal amount of the Notes shall initially be issued in global form, for which The Depository Trust Company (the "Depositary") shall be the Depositary; the global Security representing the Notes shall only be exchangeable for Notes in definitive form pursuant to and in accordance with the terms of Sections 2.05 and 2.08 of the Indenture.





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         The certificate evidencing the Notes shall be substantially in the form of Exhibit A attached hereto.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and caused to be affixed hereto the seal of the Company as of this 9th day of June, 1995.



                                                 /s/ Bruno A. Marszowski
                                                 -------------------------------
                                                 Name:  Bruno A. Marszowski
                                                 Title: Senior Vice President-
                                                        Controller
[SEAL]

                                                 /s/ Meilee Smythe
                                                 -------------------------------
                                                 Name:  Meilee Smythe
                                                 Title: Vice President-
                                                        Assistant Treasurer





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